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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated June 16, 1998 included in Oracle Corporation's Form 10-K for the year ended May 31, 1998.


/s/ ARTHUR ANDERSEN LLP
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San Jose, California
July 16, 1999